Exhibit 10.1
*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Georgia-Pacific Corporation
133 Peachtree Street NE (30303-1847)
P.O. Box 105605
Atlanta, Georgia 30348-5605
(404) 652-4000

December 18, 2006	www.gp.com

Mike Rehwinkel
President Wood Products
George Judd
BlueLinx Corporation
4300 Wildwood Parkway
Atlanta, Georgia 30339

Re:	Letter Agreement relating to the Master Purchase, Supply and Distribution Agreement between Georgia-Pacific Corporation (“Seller”) and BlueLinx Corporation (“Buyer”) dated May 7, 2004 (the “Master Agreement”)
Dear George,
     This letter is intended to confirm the agreement among Seller and Buyer regarding GP Weekly Panel pricing and certain related amendments to the Pricing Schedule in Exhibit E of the Master Agreement (“Pricing Schedule”). Unless defined herein, capitalized terms have the meanings set forth in the Master Agreement.
Background
     Seller produces various types of products, including plywood, and utilizes Buyer as a primary Distributor pursuant to the terms of the Master Agreement. Seller announced that it intended to substitute the GP Weekly Panel pricing for [*] pricing for all sales of plywood to its customers beginning December 4, 2006. In regard to plywood, the GP Weekly Panel price is the base price used to determine Seller’s sales price, before applying applicable allowances, discounts and protections under the Master Agreement. In response to Seller’s announcement, the parties began discussing the potential ramifications such change may have on the important business relationship between Buyer and Seller and what changes may be appropriate to the Master Agreement. Buyer formally objected to the Weekly Panel pricing announcement by letter to Mike Rehwinkel from Steve Macadam, Chief Executive Officer of BlueLinx Holdings, Inc., dated November 16, 2006, and the parties entered into negotiations. Such negotiations have continued until the parties reached agreement on the matters described in this Letter Agreement.
Agreement
     Effective for all shipments of plywood on or after December 30, 2006, the terms of Exhibit E under the Master Agreement shall be amended solely as follows:

*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
1.	GP Weekly Panel Price as Basis: The GP Weekly Panel pricing will replace the [*] pricing for plywood as the base price used for applying all applicable formulas and elements in the Pricing Schedule, as amended, in Exhibit E of the Master Agreement. The GP Weekly Panel pricing shall be provided to Buyer on [*] for material shipping [*].

2.	[*]: For the first calendar quarter of 2007 (January, February and March), the Pricing Schedule will be amended by discontinuing all payments pursuant to pricing elements 4 [*] and 5 [*] in the Pricing Schedule. In lieu of those payments, Seller shall pay to Buyer a [*] of [*].

3.	[*]. Pricing element 3 [*] in the Pricing Schedule shall be amended as described in the attached Schedule A to this Letter Agreement. To the extent not specifically amended in Schedule A attached hereto, all other elements of Pricing element 3 [*] shall continue in full force and effect.

4.	Forecasts. Buyer agrees to provide Seller with rolling [*] firm purchase orders for plywood products and to otherwise cooperate in good faith with Seller to assist Seller with production scheduling.

5.	Purchase Commitments. [*] and requirements under Exhibit E, effective January 1, 2007. However, to the extent that Buyer contracts with a customer [*] and that customer purchases such volume, Buyer shall purchase the plywood [*].

6.	[*]: The parties agree that either party may, [*], request that the terms of this Letter Agreement be reviewed and further negotiated. The parties shall meet and negotiate in good faith to reach agreement on revised terms acceptable to both parties. The terms of this Letter Agreement shall continue unless and until the parties reach a mutually agreeable modification. [*].

7.	Effective Changes. Except as modified hereby, the terms of the Master Agreement and Exhibit E shall continue in full force and effect.

*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
     This Letter Agreement accurately describes the whole agreement between the parties relating to the amendment of the Pricing Schedule and there are no agreements between the parties relating to those amendments except as expressly set forth in this Letter Agreement. Each individual signing below represents that they are authorized to bind their respective companies in all matters discussed in this Letter Agreement.

Georgia-Pacific Corporation	BlueLinx Corporation
(Seller)	(Buyer)

/s/ Mike Rehwinkel	/s/ George Judd

Mike Rehwinkel	George Judd
President, Wood Products	President
Date signed: 12/18/2006	Date Signed: 12/18/2006

*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Schedule A
[*] Schedule
[*]